Exhibit 99.1

EXECUTION VERSION
Confidential; Subject to FRE 408

TERM SHEET OF SETTLEMENT OF DEBTORS AND THE PREPETITION FIRST
LIEN AGENT WITH THE OFFICIAL COMMITTEE OF UNSECURED CREDITORS

THIS TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER OR SOLICITATION OF VOTES FOR OR AGAINST ANY CHAPTER 11 PLAN.

CAPITALIZED TERMS USED BUT NOT OTHERWISE DEFINED HEREIN HAVE THE MEANING GIVEN THEM IN THE AMENDED JOINT PLAN OF REORGANIZATION OF VANGUARD NATURAL RESOURCES, INC. AND ITS DEBTOR AFFILIATES (D.I. 472)

Parties
Debtors: Vanguard Natural Resources, Inc.; Eagle Rock Acquisition Partnership, L.P.; Eagle Rock Acquisition Partnership II, L.P.; Eagle Rock Energy Acquisition Co., Inc.; Eagle Rock Acquisition Co. II, Inc.; Eagle Rock Upstream Development Company, Inc.; Eagle Rock Upstream Development Company II, Inc.; Escambia Asset Co. LLC; Escambia Operating Co. LLC; Vanguard Natural Gas, LLC; Vanguard Operating, LLC; and VNR Holdings, LLC (collectively, the “Debtors”).

Prepetition First Lien Agent: Citibank, N.A. as administrative agent and collateral agent under the Prepetition First Lien Credit Agreement (“Prepetition First Lien Agent”).

Committee: The Official Committee of Unsecured Creditors appointed in the Debtors’ chapter 11 cases (the “Committee”).

Required Consenting Revolving Lenders: As defined in the Plan Support Agreement.

Required Ad Hoc Term Loan Lenders: As defined in the Plan Support Agreement.

Required Consenting Term Loan Lenders: As defined in the Plan Support Agreement.

Required Consenting Senior Noteholders: As defined in the Plan Support Agreement.

The Debtors, Prepetition First Lien Agent, the Committee, the Required Consenting Revolving Lenders, the Required Ad Hoc Term Loan Lenders, the Required Consenting Term Loan Lenders, and the Required Consenting Senior Noteholders are collectively referred to herein as the “Parties.”

Support for Amended Plan
The Committee shall support the Amended Plan, including the Plan Supplement that is consistent with the terms set forth herein, (and, for avoidance of doubt, the Debtors shall be authorized to reference such support in the notice accompanying the filing of the Term Sheet, and in its other filings and presentations), and each of the Parties hereto that is a party to the Plan Support Agreement shall support the Amended Plan consistently with its obligations under the Plan Support Agreement.

EXECUTION VERSION
Confidential; Subject to FRE 408

Plan
Immediately following execution of this Term Sheet, the Debtors shall file the executed Term Sheet (with signature pages redacted). As soon as reasonably practicable following the execution of this Term Sheet, the Debtors shall file an amended Plan (the “Amended Plan) (in a form reasonably acceptable to the Committee) consistent with the terms of this Term Sheet and any additional definitive documentation to effectuate this settlement.

The Amended Plan shall serve as the Debtors’ motion to approve the settlement contained in this Term Sheet.

The Amended Plan shall provide that:
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each Holder of an Allowed Class 6 Claim[1] shall receive the following distribution (collectively, the “Class 6 Distribution”):

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2% of the amount of its Allowed Class 6 Claim, up to an aggregate amount of $600,000.00 paid by the Reorganized Debtors on account of all Allowed Class 6 Claims (excluding any deficiency claims held by holders of Class 3 Claims, Class 4 Claims, and Class 5 Claims) (the “GUC Floor Recovery”); and

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a pro rata portion of the net distributable assets of the Post-Confirmation Trust. The distribution will be made by the Post-Confirmation Trustee solely from the Post-Confirmation Trust Assets, and will be made without regard to the Debtor against which the claim is made.

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the Class 6 Distribution shall be made on a pro rata basis to all Holders of Allowed Class 6 Claims; provided, that (i) if Class 3 votes to accept the Plan, there shall be no Allowed General Unsecured Claims on account of deficiency claims arising on account of the Revolving Credit Facility Claims and Secured Swap Claims and any such deficiency claims shall be deemed to be satisfied by the distribution to holders of Allowed Class 3 Claims; (ii) if Class 4 votes to accept the Plan, there shall be no Allowed General Unsecured Claims on account of deficiency claims arising on account of the Term Loan Claims and any such deficiency claims shall be deemed to be satisfied by the distribution to holders of Allowed Class 4 Claims; and (iii) if Class 5 votes to accept the Plan, there shall be no Allowed General Unsecured Claims on account of deficiency claims arising on account of the Senior Notes Claims and any such deficiency claims shall be deemed to be satisfied by the distribution to holders of Allowed Class 5 Claims.

Any modifications or amendments to the Amended Plan which materially adversely affect the entitlements, obligations, or treatment of Holders of Allowed Class 6 Claims set forth in this Term Sheet shall require the consent of the Committee (such consent not to be unreasonably withheld).

EXECUTION VERSION
Confidential; Subject to FRE 408

Post-Confirmation Trust
The Post-Confirmation Trust shall be formed on the Effective Date. The Post-Confirmation Trust Assets, or such portion of the Post-Confirmation Trust Assets as determined by the Committee, shall be used to fund the administration of the Post-Confirmation Trust, including the Trustee’s reasonable and documented fees and expenses and the reasonable and documented fees and expenses of any professionals retained by the Trustee.

The purpose of the Post-Confirmation Trust shall be to maximize the distribution to Holders of Allowed Class 6 Claims.

Post-Confirmation Trust Assets
On the Effective Date, the Debtors shall transfer to the Post-Confirmation Trust for the benefit of the Holders of Allowed Class 6 Claims the following assets, free and clear of any and all liens, claims, interests or encumbrances:

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$400,000 in Cash (the “Post-Confirmation Trust Cash”), which shall be kept separate from the GUC Floor Recovery; and

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The right to object to or otherwise contest Claims asserted as Class 6 Claims (including, for the avoidance of doubt, claims arising pursuant to the rejection of Executory Contracts and Unexpired Leases) whether asserted in a Proof of Claim or scheduled by a Debtor and the right to assert any and all rights to setoff, counterclaims, or recoupment and claims under contracts as such right may relate to the objection or contest of an asserted Class 6 Claims (the “Post-Confirmation Trust Claim Rights”); and

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50% of the proceeds of any all claims and causes of action arising under these chapter 11 cases that vest in the Reorganized Debtors under chapter 5 of the Bankruptcy Code (including any preference, fraudulent transfer, or similar causes of action under applicable non-bankruptcy law) and that are prosecuted pursuant to the Post-Confirmation Prosecution Procedures and which claims and causes of action are not otherwise released or waived by the provisions of the Plan (such causes of action, the “Chapter 5 Causes of Actions” and such 50% share being the “Post-Confirmation Trust Proceeds,” which together with the Post-Confirmation Trust Cash and the Post-Confirmation Trust Claim Rights shall be the “Post-Confirmation Trust Assets”).

The Post-Confirmation Trust Assets shall specifically not include any claims and causes of action (i) released pursuant to Article VIII of the Plan or otherwise released or settled pursuant to an order of the Bankruptcy Court; (ii) in respect of transactions authorized by order of the Bankruptcy Court, including payments or other distributions made or authorized to be made in satisfaction of prepetition claims; or (iii) any 11 U.S.C. § 547 90-day preferential transfer claims against transferees who also received a Bankruptcy Court approved transfer pursuant to the First Day Motions.

For the avoidance of doubt, the Post-Confirmation Trust Assets shall not include the Chapter 5 Causes of Action, and the Chapter 5 Causes of Action shall be pursued exclusively pursuant to the Post-Confirmation Prosecution Procedures set forth below.

EXECUTION VERSION
Confidential; Subject to FRE 408

Post-Confirmation Prosecution Procedures
Prosecution, if any, of all Chapter 5 Causes of Action shall be conducted pursuant to the following procedures (the “Post-Confirmation Prosecution Procedures”).

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The Debtors or Reorganized Debtors, as applicable, shall provide to the Post-Confirmation Trustee, a confidential list of potential Chapter 5 Causes of Action (the “Confidential List”) (which list may be shared with the Post-Confirmation Trustee’s professionals on a confidential basis) no later than 180 days after the Effective Date;

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At any time prior to the date that is 21 days after receiving the list of potential Post-Confirmation Trust Causes of Action, the Post-Confirmation Trustee may (but is not required to) submit one or more lists in writing of Chapter 5 Causes of Action that the Trustee recommends be pursued by the Reorganized Debtors (or at the direction of the Reorganized Debtors) (the “Post-Confirmation Trustee Analysis”) and shall indicate which, if any, of the listed Chapter 5 Causes of Action are directly related to Class 6 Claims that are subject to the Post-Confirmation Trust Claim Rights (the “Objection-Related Chapter 5 Causes of Action”);

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If, within 21 days of receiving the Post-Confirmation Trustee Analysis:

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the Reorganized Debtors (or their designated professional or agent) communicate to the Post-Confirmation Trustee that the Reorganized Debtors will not pursue a Chapter 5 Cause of Action identified in the Confidential List or the Post-Confirmation Trustee Analysis, such identified Chapter 5 Cause of Action shall not be pursued and no litigation shall be commenced with respect to such identified Chapter 5 Cause of Action.; provided, however, that if such identified Chapter 5 Cause of Action is an Objection-Related Chapter 5 Cause of Action, the Post-Confirmation Trustee shall be authorized to commence solely that litigation as may be necessary (if any) in order to exercise its Post-Confirmation Trust Claim Rights with respect to the Objection-Related Chapter 5 Causes of Action; provided, further, that, for the avoidance of doubt, the Post-Confirmation Trustee shall not pursue any affirmative recovery in connection with such Objection-Related Chapter 5 Cause of Action.

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the Reorganized Debtors (or their designated professional or agent) do not communicate, either in the affirmative or the negative, their agreement to pursue a Chapter 5 Cause of Action identified in the Confidential List or the Post-Confirmation Trustee Analysis, the Post-Confirmation Trustee shall request confirmation that the Reorganized Debtors take no position on such action, and upon such confirmation or if the Reorganized Debtors make no response to the requested confirmation within five (5) Business Days of its transmission, the Post-Confirmation Trustee shall be authorized to pursue such identified Chapter 5 Causes of Action.withheld).

EXECUTION VERSION
Confidential; Subject to FRE 408

•
the Reorganized Debtors (or their designated professional or agent) communicate to the Post-Confirmation Trustee that the Reorganized Debtors agree to the pursuit of a Chapter 5 Cause of Action identified in the Confidential List or the Post-Confirmation Trustee Analysis, the Post-Confirmation Trustee shall be authorized to pursue such identified Chapter 5 Cause of Action at the direction of the Reorganized Debtors (including with respect to any direction provided regarding settlement any such identified Chapter 5 Cause of Action). For the avoidance of doubt, the Post-Confirmation Trustee shall select its own counsel, subject to the consent of the Reorganized Debtors (which consent shall not be unreasonably withheld).

For the avoidance of doubt: 50% of the proceeds of the litigation or settlement of the Chapter 5 Causes of Action, whether pursued by the Post-Confirmation Trustee or the Reorganized Debtors, shall be Post-Confirmation Trust Proceeds which are Post-Confirmation Trust Assets.

Post-Confirmation Trust Agreement
The Post-Confirmation Trust Agreement shall be drafted by the Committee’s Professionals and be reasonably acceptable to the Committee, the Debtors, and the Prepetition First Lien Agent; provided, however, that the Post-Confirmation Trust Agreement shall be consistent with the Post-Confirmation Prosecution Procedures set forth above.

Post-Confirmation Trustee
The Post-Confirmation Trustee shall be selected by the Committee (with the reasonable consent of the Debtors and the First Lien Agent) and announced on or before [_____, 2019] and shall be approved in the Amended Plan confirmation order; provided, however, that approval of the Trustee by the Bankruptcy Court shall not be a condition precedent to consummation of the Amended Plan.

The Post-Confirmation Trustee’s activities shall be limited to (i) prosecuting objections to Claims asserted as Class 6 Claims; (ii) exercising its rights under the Post-Confirmation Prosecution Procedures; (iii) distributing Post-Confirmation Trust Assets to Holders of Allowed Class 6 Claims; and (iv) such other limited activities as are necessary to the proper execution of the foregoing.

The Post-Confirmation Trustee shall have the authority to reasonably retain any professionals necessary to assist the Trustee in carrying out its duties under the Post-Confirmation Trust Agreement; provided, however, that any such professionals shall be compensated solely from Post-Confirmation Trust Assets and in no event shall the Trustee or any of its professionals have or make any claim for reimbursement of fees or expenses against any Person other than the Trustee or any property other than the Post-Confirmation Trust Assets.

The Post-Confirmation Trustee shall have the authority to pay its professionals out of the Post-Confirmation Trust Assets.

EXECUTION VERSION
Confidential; Subject to FRE 408

Cooperation with Post-Confirmation Trust
The Debtors or the Reorganized Debtors, as appropriate, will cooperate with the Committee and its Professionals or the Post-Confirmation Trustee and its Professionals, as appropriate, solely in relation to the activities of the Post-Confirmation Trustee expressly authorized hereunder, including by providing reasonable, good-faith access to personnel, systems, and books and records to the extent and at such times as providing such access will not interfere with the discharge of the primary obligations of the Debtors, the Reorganized Debtors, and their respective personnel.

To the extent that the Debtors or Reorganized Debtors determine that responding to any particular information request from the Post-Confirmation Trustee requires the Debtors, the Reorganized Debtors, or their personnel to expend material time or resources outside the ordinary course of their operations or responsibilities, the Debtors, the Reorganized Debtors, or their personnel shall communicate the same to the Post-Confirmation Trustee, together with a range of expected costs to satisfy such information request. Such parties shall work in good faith to address any disputes arising in connection with such cost analysis. The Post-Confirmation Trust shall satisfy any agreed-upon cost expenditures; in the absence of such agreement, the Post-Confirmation Trustee may withdraw its information request, the Debtors or the Reorganized Debtors, may determine to not satisfy such request, and all parties’ rights are reserved to raise any such disputes with the Bankruptcy Court.

The Reorganized Debtors may, but are not required to, assume the Debtors’ current services agreement with Prime Clerk (or enter into a new such agreement after the Effective Date). To the extent the Reorganized Debtors choose not to continue an engagement with Prime Clerk, the Reorganized Debtors will make reasonable efforts to require Prime Clerk to upload any filed Class 6 Proofs of Claim to PACER prior to the termination of any such agreement.

Pre-Confirmation Settlements
To the extent that the Debtor(s) seek to settle a Claim prior to confirmation and such settlement will result in a party receiving an Allowed Class 6 Claim in an amount in excess of $100,000, such settlement must be reasonably acceptable to the Committee.

Post-Confirmation Settlements
To the extent that the Debtors or the Reorganized Debtors seek to settle a Claim after confirmation and such settlement will result in a party receiving an Allowed Class 6 Claim in excess of $100,000, such settlement must receive the Post-Confirmation Trustee’s reasonable consent to be effective.

Notices Rejecting Executory Contracts and/or Unexpired Leases
The Debtors shall file and serve pursuant to the Bankruptcy Code and applicable rules their Rejection Notices to each entity on the Rejected Executory Contract and Unexpired Lease List that the Debtors intend to reject in the Plan Supplement, and the bar date for filing of rejection damages shall be as set forth in the bar date order entered by the Court on May 2, 2019 at Docket No. 249. The Debtors will use reasonable efforts to provide the Rejected Executory Contract and Unexpired Lease List to the Committee prior to the filing of the Plan Supplement.

EXECUTION VERSION
Confidential; Subject to FRE 408

Dissolution of Committee
The Amended Plan shall provide that the Committee shall be dissolved on the Effective Date, and the members thereof (solely in their capacities as Committee members) shall be released and discharged from all rights and duties arising from, relating to, the Chapter 11 Cases, as well as exculpated (solely in their capacities as Committee members) from any liability, claims or causes of action in connection with these Chapter 11 Cases as set forth in the Plan; provided however, that the Committee shall exist and its professionals shall continue to be retained and entitled to reasonable compensation, without further order of the Court, with respect to (1) preparation and prosecution of any final fee applications of the Committee’s Court approved professionals and (2) all final fee applications filed with the Bankruptcy Court.

Indemnification of Post-Confirmation Trustee
To the fullest extent permitted by law, the Post-Confirmation Trust, to the extent of the Post-Confirmation Trust Assets legally available for that purpose, shall indemnify and hold harmless the Post-Confirmation Trustee, and each of its respective directors, members, shareholders, partners, officers, agents, employees, attorneys and other professionals.

Debtors’ First Lien Stipulations & Challenge Period
Immediately upon execution of this Term Sheet by the Parties, the Debtors’ First Lien Stipulations shall be binding upon the Committee and the Committee Challenge Period (as defined in the DIP Order) shall be deemed to have expired (to the extent it has not at such time already expired); provided, however, that solely in the event the Amended Plan incorporating the terms of this Term Sheet is not confirmed, the Committee shall cease to be bound by the stipulated validity, priority, and enforceability of existing liens on those certain Debtor assets located in Campbell County, Wyoming, and acquired on or about May 1, 2018, from Teocali Energy, LLC.

Committee Professional Fees
All Parties agree to waive and release their respective right to object to any reasonable and documented Professional Fee Claims asserted by the Committee’s Professionals and the Debtors’ Professionals and any other fee and expense claims asserted by any such other Party pursuant to the Final DIP Order.

Releases	The Amended Plan shall include the Committee and members thereof in the definition of “Released Party,” in their respective capacities as such.
Binding on Successors and Assigns
Upon entry of the Confirmation Order and subject to the Confirmation Order becoming a Final Order, the agreement set forth in this Term Sheet shall be binding upon all Parties including their respective successors and assigns (including, without limitation, any trustee or other fiduciary subsequently elected or appointed on behalf of the Debtors or their estates) and shall not be modified by any other order the Bankruptcy Court (other than an order further amending this settlement, which order shall be in form and substance acceptable to the Parties).

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1    For purposes of this Term Sheet, “Allowed Class 6 Claim” shall have the same meaning as an “Allowed General Unsecured Claim” in Class 6 of the Plan.